EXHIBIT 10.1
JOINDER AND FIRST LOAN MODIFICATION AGREEMENT
This Joinder and First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 31, 2010, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 100 Matsonford Road, Building 5, Suite 555, Radnor, Pennsylvania 19087 (“Bank”), (ii) SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation (“SFE”), with offices located at 435 Devon Park Drive, Building 800, Wayne, Pennsylvania 19087, SAFEGUARD DELAWARE, INC., a Delaware corporation (“SDI”) and SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation, each with offices located at 1105 N. Market St., Suite 1300, Wilmington, DE 19801 (individually and collectively, the “Borrower”); and (iii) SAFEGUARD DELAWARE II, INC., a Delaware corporation (“New Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 27, 2009, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of May 27, 2009, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. JOINDER AND ASSUMPTION. New Borrower has been formed by SDI and is a wholly owned Subsidiary of SDI. New Borrower hereby joins the Loan and Security Agreement and each of the other appropriate Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan and Security Agreement and each of the other appropriate Loan Documents, as if New Borrower were originally named a “Borrower” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of SDI under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower. Further, all present and future Obligations of SDI shall be deemed to refer to all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.
4. GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A attached hereto and all of New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement). If New Borrower shall acquire a commercial tort claim, such New Borrower shall promptly notify Bank in a writing signed by such New Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either any Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5. SUBROGATION AND SIMILAR RIGHTS. Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or other Loan Documents, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.
6. REPRESENTATIONS AND WARRANTIES. Except as described in the revised Perfection Certificate delivered in connection herewith, each Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were originally named as “Borrower” in the Loan Documents. In addition, each Borrower represents and warrants to Bank that this Loan Modification Agreement has been duly executed and delivered by each such Borrower, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
7. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by inserting the following new clause (vi) immediately following Section 6.2(a)(v) thereof:
“(vi) when any Advances are outstanding, promptly when requested by Bank, and in any event within one (1) Business Day after Bank’s request, copies of any Letters of Intent related to the Private Security Portfolio that Borrower has received and that has been utilized as the basis for any increase in the Net Asset Value Report as it applies to any Private Securities.”
2	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.4 thereof:
“6.4 Operating Accounts.
(a) Other than (i) its payroll account, (ii) a collateral account with Comerica Bank sufficient to secure the Clarient Guaranty and (iii) escrow accounts established from time to time in the ordinary course of business in connection with Permitted Investment transactions, maintain with Bank and/or Bank’s Affiliates (x) all depository and operating accounts and (y) not less than seventy-five percent (75%) (by value) of Borrower’s investment and securities accounts.

(b) Other than described in clause (a)(i), (a)(ii) and (a) (iii) above, provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”
and inserting in lieu thereof the following:
“6.4 Operating Accounts.
(a) Other than (i) escrow accounts established from time to time in the ordinary course of business in connection with Permitted Investment transactions and (ii) depository, operating and/or securities accounts of Subsidiaries of the Borrower which are not parties to the Loan Documents that are maintained at financial institutions other than Bank and/or Bank’s Affiliates in connection with Permitted Investment transactions, Borrower shall maintain with Bank and/or Bank’s Affiliates (x) all depository and operating accounts and (y) not less than the lesser of (i) seventy-five percent (75%) (by value) of Borrower’s investment and securities accounts or (ii) Eighty Million Dollars ($80,000,000).
(b) Other than as described in clause (a)(i) and (a)(ii) above, provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. Other than as described in clause (a)(i) and (a)(ii) above, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”
3	The Loan Agreement shall be amended by deleting the following clause (d) from the definition of “Permitted Investments” contained in Section 13.1 thereof:
“(d) Investments of other Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in other Subsidiaries that are not parties to the Loan Documents in an amount not to exceed One Million Dollars ($1,000,000.00) in the aggregate in any fiscal year;”
and inserting in lieu thereof the following:
“(d) (i) Investments of other Subsidiaries in or to other Subsidiaries or Borrower that are not parties to the Loan Documents in an amount not to exceed One Million Dollars ($1,000,000.00) in the aggregate in any fiscal year and (ii) Investments of Borrower in Subsidiaries that are not parties to the Loan Documents, in an aggregate amount not to exceed Fifty Million Dollars ($50,000,000.00) at any time;”

4	The Loan Agreement shall be amended by deleting the following definition of “Revolving Line Maturity Date” from Section 13.1 thereof:
““Revolving Line Maturity Date” is December 31, 2010.”
and inserting in lieu thereof the following:
““Revolving Line Maturity Date” is December 31, 2012.”
5	The Borrowing Base Certificate attached as Exhibit C to the Loan Agreement is hereby deleted and replaced by Exhibit B attached hereto.

6	The Compliance Certificate attached as Exhibit D to the Loan Agreement is hereby deleted and replaced by Exhibit C attached hereto.
8. CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:
A.
Bank shall have received copies, certified by a duly authorized officer of each Borrower (including, without limitation, New Borrower), to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower (including, without limitation, New Borrower) as in effect on the date hereof, (ii) the resolutions of each Borrower (including, without limitation, New Borrower) authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (including, without limitation, New Borrower);

B.
a good standing certificate of each Borrower (including, without limitation, New Borrower), certified by the Secretary of State of the state of incorporation of each respective Borrower (including, without limitation, New Borrower), together with a certificate of foreign qualification from the Secretary of State (or comparable governmental entity) of each state in which each Borrower (including, without limitation, New Borrower) is qualified to transact business as a foreign entity, if any, in each case dated as of a date no earlier than thirty (30) days prior to the date hereof;

C.
certified copies, dated as of a recent date, of financing statement and other lien searches of New each Borrower (including, without limitation, New Borrower), as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Loan Modification Effective Date, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

D.
a filed copy, which shall be filed by Bank, acknowledged by the appropriate filing office in the State of Delaware, of a UCC Financing Statement, naming New Borrower as “Debtor” and Bank as “Secured Party”.

E.	a completed Perfection Certificate executed by Borrower, together with the duly executed original signatures thereto;

F.
evidence satisfactory to Bank that the insurance policies required for New Borrower by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

G.	such other documents as Bank may reasonably request.
9. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
10. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

11. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
12. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
13. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
14. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
15. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
16. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
17. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Senior Vice President and Chief Financial Officer

SAFEGUARD DELAWARE, INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Vice President

SAFEGUARD DELAWARE II, INC.

By:	/s/ Stephen T. Zarrilli

	Name:	Stephen T. Zarrilli
	Title:	Vice President

BANK:

SILICON VALLEY BANK

By:	/s/ Thomas F. Gordon

	Name:	Thomas F. Gordon
	Title:	Senior Vice President